Exhibit 10.2

Contract Number:

Personnel outsourcing services contract

Party A: Galaxy Payroll Services Limited

Party B: China-Key HR Outsourcing Co., Limited

In order to ensure the performance of the rights and obligations of both parties, strengthen the sense of responsibility of both parties, and follow the principles of fairness, voluntariness, and good faith, after full consultation between the parties, the following agreement has been reached, and this contract is hereby signed for mutual compliance.

I. General Provisions

1. In view of this contract, Party B accepts Party A’s entrustment to provide Party A with personnel outsourcing services.

2. In view of this contract, Party B has the ability to provide personnel outsourcing services and is willing to provide personnel outsourcing services for Party A.

3. The outsourcing services provided by Party B in this contract are only applicable to the employees involved in the personnel outsourcing business entrusted by Party A to Party B.

4. If Party A is required to submit to the local labor administrative department for approval or filing as stipulated in relevant labor laws, regulations or policies, Party A shall handle the relevant matters with the labor administrative department within its administrative region, and Party B can assist in handling.

II. Content of personnel outsourcing services

2.1.	Wage calculation	2.2.	IIT/Social Insurance/Housing Provident Fund Calculation
2.3.	Tax filing	2.4.	Talent dispatch
2.5.	Social insurance, employment and retirement declaration	2.6.	Housing provident fund declaration
2.7.	Declaration of Employment Security Fund for Disabled Persons	2.8.	Salary / Social Insurance / Housing Provident Fund / Employment Security Fund for Disabled Persons / Comprehensive Insurance Payment

III. Personnel outsourcing service fee collection

1. Regarding the personnel outsourcing service provided by Party B to Party A, Party A and Party B agree on the service fee:

Number	place	Payroll calculation / tax declaration / payroll (RMB per person/month)	Social Security / Provident Fund (RMB per person/month)	Sign an employee dispatch contract - domestic company (RMB per person/month)	Sign an employee dispatch contract - foreign company (RMB per person/month)
1-50	Shanghai	60	20	20	250
51-100	Shanghai	50	20	20	250
101-200	Shanghai	40	20	20	250
2，00	Shanghai	28	20	20	250
1-50	Non- Shanghai	70	40	30	280
51-100	Non- Shanghai	60	40	30	280
101-200	Non- Shanghai	50	40	30	280
2，00	Non- Shanghai	35	40	30	280

2. Payment method

Party B shall inform Party A of the monthly service fee in writing every month, and Party A shall pay the service fee to the account designated by Party B after receiving it. Party B confirms receipt of the fee by email.

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IV. Payment methods for payment of fees (including 2.8)

Party B shall notify Party A of the monthly payment fees in writing, and Party A shall pay the relevant payment fees in 2.8 to the account designated by Party B after receiving it. Party B confirms receipt of the fee by email.

V. Confidentiality Regulations

Party B shall keep the materials and information provided by Party A confidential, and shall not disclose it or use it for purposes other than those stipulated in this agreement.

VI. Contract modification, cancellation and termination

1. Both parties shall abide by the terms of this agreement. During the performance of this agreement, neither party may change or cancel it without the consent of the other party; due to force majeure or changes in laws, regulations and relevant policies, if one party cannot continue to perform This agreement shall be notified to the other party in a timely manner, and the two parties may make changes to this agreement through negotiation, and if the negotiation fails, this agreement may be terminated.

2. Unless otherwise agreed in this agreement, if either party needs to change the contract within the contract period, it shall notify the other party in writing 30 days in advance, and within 30 days after the other party receives the notice, both parties shall agree on the terms of the change. ; If the two parties still cannot reach an agreement within the time limit, the original terms of this agreement shall continue to be valid, and both parties must continue to perform.

VII. Warranty Terms

The terms of each part of this contract are bound by law. Both parties must ensure that they have the legal right to sign this contract.

VIII. During the execution of this contract, Party A and Party B shall not change or cancel the contract at will. If there are any matters not covered in the contract, both parties must negotiate and confirm supplementary amendments in writing. Supplementary amendments have the same legal effect as this contract. This contract takes effect when signed by the authorized representatives of both parties and affixed with official seals; the text of this contract is in duplicate, each party holds one copy, which has the same legal effect.

Party A: Galaxy Payroll Services Limited	Party B: China-Key HR Outsourcing Co., Limited

Signing Representative:	Signing Representative:

Date:	Date :

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